Exhibit 3

EXECUTION VERSION

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT, dated as of July 8, 2015 (this “Agreement”), among KEYSTONE AUTOMOTIVE OPERATIONS, INC., a Pennsylvania corporation (“Parent”), KAO ACQUISITION SUB, INC., a Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent (“Acquisition Sub”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock of the Company set forth opposite such Stockholder’s name on Schedule A (all such shares of common stock, par value $0.001 per share) (“Company Common Stock”), together with any shares of Company Common Stock that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the Termination Date (as defined below) (collectively “After-Acquired Shares”), being referred to herein as the “Subject Shares” of such Stockholder), provided that “Subject Shares” shall not include Shares beneficially owned in the form of Company Options or Company Restricted Shares, but only to the extent such Company Options or Company Restricted Shares remain unvested, restricted or unexercised, as the case may be;

WHEREAS, concurrently with the execution hereof, Parent, Acquisition Sub and The Coast Distribution System, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for Acquisition Sub to commence a tender offer (the “Offer”) to acquire all the outstanding shares of Company Common Stock and for the Merger of the Company and Acquisition Sub, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to the willingness of Parent and Acquisition Sub to enter into the Merger Agreement, and as an inducement and in consideration of Parent and Acquisition Sub entering into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1. Agreement to Tender. Subject to the terms of this Agreement, unless the Merger Agreement has been validly terminated in accordance with its terms, each Stockholder hereby agrees to accept the Offer with respect to all the Subject Shares of such Stockholder and tender or cause to be tendered in the Offer all of such Stockholder’s Subject Shares that such Stockholder is permitted to tender under applicable Law pursuant to and in accordance with the terms of the Offer, free and clear of all Share Encumbrances except for Permitted Share Encumbrances (each as defined below). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten business days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any After-Acquired Shares directly or indirectly issued to or acquired or otherwise beneficially owned by such Stockholder subsequent to such tenth business day, or in each case if such Stockholder has not received the Offer Documents by such time, no later than two business days after the acquisition of such After-Acquired Shares or receipt of the Offer Documents, as the case may be), each Stockholder shall deliver pursuant to the terms of the Offer (a) a letter of transmittal (together with all other documents or instruments required to be delivered by Company stockholders pursuant to such letter) with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer and (b) a certificate or certificates representing all such Subject Shares that are certificated or, in the case of Subject Shares that are Uncertificated Shares, written instructions to such Stockholder’s broker, dealer or other nominee that such Subject Shares be tendered in the Offer, including a reference to this Agreement, and requesting delivery of an “agent’s message” or such other evidence, if any, of transfer as the Payment Agent may request to effect or evidence the transfer thereof. Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw such Subject Shares from the Offer, unless and until (i) the Merger Agreement shall have been validly terminated in accordance with its terms, (ii) the Offer shall have been terminated, withdrawn or shall have expired, or (iii) this Agreement shall have been terminated in accordance with Section 5.2 hereof. Upon the occurrence of (i), (ii) or (iii) in the preceding sentence, Parent and Acquisition Sub shall promptly return, and shall cause the Payment Agent to promptly return, all Subject Shares tendered by Stockholder.

1.2. Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees that, subject to the terms of this Agreement, until the Termination Date, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of such Subject Shares (i) unless the Merger Agreement has been validly terminated in accordance with its terms, against any action or agreement that is intended or would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of any Stockholder contained in this Agreement or (B) result in any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied in a timely manner; (ii) against any Acquisition Proposal or any action in furtherance of a specific Acquisition Proposal and (iii) unless the Merger Agreement has been validly terminated in accordance with its terms, against any other action, agreement or transaction involving the Company or any Company Subsidiary that is intended or would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the transactions contemplated by the Merger Agreement); (y) a sale, lease, license or transfer of a material amount of assets of the Company or any reorganization, recapitalization or liquidation of the Company; or (z) any change in the present capitalization of the Company or any amendment or other change to the bylaws or certificate of incorporation of the Company as in effect on the date hereof. No Stockholder shall agree or commit to take any action inconsistent with the foregoing. Subject to the proxy granted under Section 1.3 below, each Stockholder shall retain at all times the right to vote the Subject Shares (with respect to which the Stockholder is entitled to vote) in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

1.3. Irrevocable Proxy. Solely with respect to the matters described in Section 1.2, for so long as the Termination Date has not occurred, each Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as its proxy and attorney-in-fact with full power of substitution and resubstitution, for and in the name, place and stead of such Stockholder, to the full extent of such Stockholders’ voting rights with respect to all such Stockholders’ Subject Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL), to vote, and to execute written consents with respect to, all such Stockholders’ Subject Shares (with respect to which the Stockholder is entitled to vote) on the matters described in Section 1.2 and in accordance therewith. Each Stockholder hereby affirms that such irrevocable proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the occurrence of the Termination Date. Parent may terminate this proxy with respect to a Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, severally and not jointly, to Parent and Acquisition Sub that:

2.1. Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and to general principles of equity (the “Enforceability Limitations”). If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse and is enforceable against such Stockholder’s spouse in accordance with its terms (except as enforceability may be limited by the Enforceability Limitations.

2.2. Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, breach, violate, contravene or conflict with, or result in a default under any provision of, the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any Consent of, or registration, declaration or filing with, any Governmental Body on the part of such Stockholder, except for the filing of such reports as may be required under Sections 13(d) and 16 of the Exchange Act in connection with this Agreement and the transactions contemplated hereby, (c) violate, contravene or conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares are bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Share Encumbrance of any kind on any asset of such Stockholder (other than one created by Parent or Acquisition Sub or otherwise pursuant to this Agreement), or (e) violate, contravene or conflict with any Law or Order applicable to such Stockholder or by which any of its Subject Shares are bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair, impede, delay or frustrate the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

2.3. Ownership of Subject Shares; Total Shares. Such Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements inconsistent with this Agreement or the transactions contemplated hereby, or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Share Encumbrances”), except for any such Share Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law (collectively, “Permitted Share Encumbrances”). The shares of Company Common Stock listed on Schedule A opposite such Stockholder’s name constitute all of the shares of Company Common Stock owned by such Stockholder, beneficially or of record, as of the date hereof, and, other than Company Options and Company Restricted Shares, such Stockholder does not own, beneficially or of record, any restricted stock, restricted stock units, options, warrants or other rights to acquire shares of Company Common Stock or any securities convertible into or exchangeable for shares of Company Common Stock.

2.4. Voting Power. Such Stockholder has sole voting power with respect to all such Stockholder’s Subject Shares, and sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I and Article IV herein, sole power to demand or waive any appraisal rights with respect to the Subject Shares and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares.

2.5. Absence of Litigation. With respect to such Stockholder there is no proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s properties or assets (including any Subject Shares) before or by any Governmental Body that would reasonably be expected to prevent, delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise impair such Stockholder’s ability to perform its obligations hereunder.

2.6. Reliance. Such Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of its own choosing. Such Stockholder understands and acknowledges that Parent and Acquisition Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Parent and Acquisition Sub represent and warrant to the Stockholders that:

3.1. Organization and Qualification. Each of Parent and Acquisition Sub is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization.

3.2. Authority for this Agreement. Each of Parent and Acquisition Sub has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Acquisition Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Acquisition Sub, and no other entity proceedings on the part of Parent and Acquisition Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Acquisition Sub and constitutes a legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms (except as enforceability may be limited by applicable the Enforceability Limitations).

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the Termination Date:

4.1. No Transfer; No Inconsistent Arrangements. Except as provided hereunder, such Stockholder shall not, directly or indirectly, (a) create or permit to exist any Share Encumbrance, other than Permitted Share Encumbrances, on any of such Stockholder’s Subject Shares, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (including by depositing, submitting or otherwise tendering any such Subject Shares into any tender or exchange offer), or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract, option or other agreement (including profit sharing agreement), arrangement or understanding with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, or (f) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of such Stockholder’s Subject Shares shall occur (including a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, until the Termination Date, such Stockholder shall not, directly or indirectly, accept any tender offer or exchange offer that constitutes an Acquisition Proposal and shall not tender any Subject Shares in any such tender offer or exchange offer.

4.2. No Exercise of Appraisal Rights. Such Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise in connection with the Merger unless the Merger Agreement is validly terminated in accordance with its terms.

4.3. Documentation and Information. Such Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent). Such Stockholder consents to and hereby authorizes Parent and Acquisition Sub to publish and disclose in all documents and schedules filed with the SEC or other Governmental Body or applicable securities exchange, and any press release or other disclosure document that is required in connection with the Offer, the Merger and any other transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that Parent and Acquisition Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body or securities exchange. Such Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Such Stockholder makes no representations, and shall have no liability to Parent, Acquisition Sub or the Company or any of their respective Affiliates, with respect to any other disclosure made by Parent, Acquisition Sub, the Company or any of their respective Affiliates (other than such Stockholder), or with respect to any other information contained in any such disclosure documents.

4.4. Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.5. Waiver of Certain Actions. Such Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Acquisition Sub, the Company or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Offer or the Closing) or (b) alleging a breach of any duty of the Board of Directors of the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. Notwithstanding Section 5.2, in the event the Offer is consummated, this Section 4.5 shall survive the consummation of the Offer indefinitely.

4.8. Reasonable Best Efforts. Unless the Merger Agreement has been validly terminated in accordance with its terms, such Stockholder shall use its reasonable best efforts to take, or cause to be taken, any and all actions and to do, or cause to be done, and to assist Parent, Acquisition Sub and the Company in doing, any and all things, necessary, proper or advisable to consummate and make effective the Offer, the Merger and the other Transactions.

ARTICLE V

MISCELLANEOUS

5.1. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent or Acquisition Sub, to the address or facsimile number set forth in Section 10.2 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.

5.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the acceptance for payment by Acquisition Sub of all of the Shares validly tendered pursuant to the Offer and not properly withdrawn, (d) upon mutual written consent of the parties to terminate this Agreement, and (e) the date of any modification, waiver or amendment of the Merger Agreement in a manner that reduces the Minimum Condition, or the amount or changes the form of consideration payable to such Stockholder (the date of termination with respect to any Stockholder being referred to herein as the “Termination Date”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any willful or intentional breach of this Agreement prior to termination hereof, (y) the provisions of this Article V (excluding 5.14) shall survive any termination of this Agreement, and (z) the provisions of Section 4.5 shall survive any termination of the date hereof in the event the Offer has been consummated.

5.3. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Parent, Acquisition Sub, and any Stockholder affected by such amendment. Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

5.4. Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger is consummated.

5.5. Entire Agreement. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

5.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that either Parent or Acquisition Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent (in the case of Acquisition Sub) or to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Acquisition Sub, as applicable, of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.7. Specific Enforcement; Jurisdiction. (a)The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 5.7(b), without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without such right, none of the parties would have entered into this Agreement.

(b) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware) for the purpose of any proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each of the parties hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in such court. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware) in the event any Proceeding arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, on behalf of itself or its property, in accordance with Section 5.1 (provided that nothing in this Section 5.7(b) shall affect the right of any party to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware). The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

5.8. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Proceeding arising out of this Agreement or any of the transactions contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 5.8.

5.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party.

5.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to Parent, Acquisition Sub, and the applicable Stockholder. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

5.13. Interpretation. The rules of construction set forth in Section 1.3 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

5.14. Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform its obligations under this Agreement.

5.15. Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

5.16. Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

5.17. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

KAO ACQUISITION SUB, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

STOCKHOLDER

/s/ James I. Musbach
Name: James Musbach

Notice Address:

James I. Musbach

522 Gilroy Drive

Capitola, CA 95010

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

KAO ACQUISITION SUB, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

STOCKHOLDER

/s/ Thomas R. McGuire
Name: Thomas R. McGuire

Notice Address:

1480 Calaveras Avenue

San Jose, CA 95126

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

KAO ACQUISITION SUB, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

STOCKHOLDER

/s/ Ben Frydman
Name: Ben Frydman

Notice Address:

Ben Frydman

660 Newport Center Drive., Suite 1600

Newport Beach, CA 92660

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

KAO ACQUISITION SUB, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

STOCKHOLDER

/s/ Sandra Knell
Name: Sandra Knell

Notice Address:

Sandra Knell

1260 Glen Dell Drive

San Jose, CA 95125

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

KAO ACQUISITION SUB, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

STOCKHOLDER

/s/ Dennis Castagnola
Name: Dennis Castagnola

Notice Address:

Dennis Castagnola

6137 Cheyenne Terrace

West Linn, OR 97068

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

KAO ACQUISITION SUB, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

STOCKHOLDER

/s/ David A. Berger
Name: David A. Berger

Notice Address:

David A. Berger

1328 Muench Ct.

San Jose, CA 95131

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

KAO ACQUISITION SUB, INC.

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Vice President

STOCKHOLDER

/s/ Robert S. Throop
Name: Robert S. Throop

Notice Address:

Robert S. Throop

555 Laurel Avenue, #426

San Matzo, CA 94002

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Stockholder	Number of Shares of Company Common Stock[i]
James Musbach	282,007
Thomas R. McGuire	315,034
Robert S. Throop	25,000
Ben A. Frydman	11,000
Sandra A. Knell	123,549
Dennis A. Castagnola	110,517
David A. Berger	81,154

[i]	The shares shown in the table do not include unvested restricted shares outstanding as of July 8, 2015.